Exhibit 10.1

THE CHEESECAKE FACTORY INCORPORATED
STOCK INCENTIVE PLAN

SECTION 1.                         INTRODUCTION.

ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED ARE DEFINED IN SECTION 2 BELOW.

The Board of Directors of the Company, as constituted from time to time (“Board”) adopted The Cheesecake Factory Incorporated Stock Incentive Plan (the “Plan”) on the Adoption Date, subject to approval by the Company’s stockholders.

The purpose of the Plan is to (i) attract and retain the services of persons eligible to participate in the Plan; (ii) motivate Selected Individuals, by means of appropriate equity and performance based incentives, to achieve long-term performance goals; (iii) provide equity and performance based incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock and thereby promote the long-term financial interest of the Company and its affiliates, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants and/or Stock Units.

This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any applicable Award agreement.

SECTION 2.                         DEFINITIONS.

(a)                                 “Adoption Date” means May 30, 2019.

(b)                                 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(c)                                  “Award” means any award of an Option, SAR, Restricted Stock Grant or Stock Unit under the Plan.

(d)                                 “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 14(b).

(e)                                  “Cause” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Cause), the occurrence of any one or more of the following: (i) dishonesty, incompetence or gross negligence in the discharge of the Participant’s duties; (ii) theft, embezzlement, fraud, breach of confidentiality, or unauthorized disclosure or use of inside information, recipes, processes, customer and employee lists, trade secrets, or other Company proprietary information; (iii) willful material violation of any law, rule, or regulation of any governing authority or of the Company’s policies and procedures, including without limitation the Company’s Code of Ethics and Code of Conduct; (iv) material breach of any agreement with the Company; (v) intentional conduct which is injurious to the reputation, business or assets of the Company; (vi) solicitation of the Company’s agents or staff members to work for any other business entity; and/or (vii) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to materially adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. Except as may otherwise be provided in a Participant employment agreement or applicable Award agreement, (1) with respect to Employees who are not Officers, Cause shall be determined by the Company pursuant to its employment management practices and (2) the Committee shall make determinations of Cause with respect to Officers, Non-Employee Directors and/or Consultants.

(f)                                   “Change in Control” means the consummation of any one or more of the following:

(i)                                     any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities (“Voting Securities”); or

(ii)                                  a merger or consolidation of the Company with any other corporation (or other entity), other than:

(a)                                 a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than  50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(b)                                 a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 20% of the combined voting power of the Company’s then outstanding Voting Securities; or

(c)                                  a merger or consolidation which would result in the directors of the Company (who were directors immediately prior thereto) continuing to constitute at least 50% of all directors of the surviving entity after such merger or consolidation. The term, “surviving entity” shall mean only an entity in which all the Company’s stockholders immediately before such merger or consolidation (determined without taking into account any stockholders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase “directors of the Company (who were directors immediately prior thereto)” shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation.

(iii)                               the consummation of a complete liquidation or sale or disposition of all or substantially all of the Company’s assets; or

(iv)                              during any period of 24 consecutive months, individuals, who at the beginning of such period constitute the Board, and any new director whose election by the Board, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Code Section 409A, to the extent required to avoid the imposition of additional taxes under Code Section 409A, the transaction or event described in subsection (i), (ii), (iii) or (iv) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(g)                                 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h)                                 “Code Section 162(m)” shall mean Section 162(m) of the Code as in effect immediately prior to January 1, 2018.

(i)                                    “Committee” means a committee described in Section 3.

(j)                                    “Common Stock” means the Company’s common stock, $0.01 par value per Share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(k)                                 “Company” means The Cheesecake Factory Incorporated, a Delaware corporation.

(l)                                    “Compensation Committee” means the compensation committee of the Board.

(m)                             “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Non-Employee Director, and who qualifies as a consultant or advisor under the applicable SEC rules for registration of shares on a Form S-8 Registration Statement.

(n)                                 “Covered Employees” means those individuals whose compensation is subject to the deduction limitations of Code Section 162(m).

(o)                                 “Date of Grant” means the date on which the Committee makes the Determination and thereby grants an Award to a Selected Individual. For these purposes, “Determination” shall be defined as approval by the Committee of all key terms of an Award, which include the name of the Selected Individual, the amount of Awards to be granted, vesting schedule and any expiration date.

(p)                                 “Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(q)                                 “Effective Date” means the date of the Plan’s approval by the Company’s stockholders.

(r)                                  “Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate.

(s)                                   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)                                    “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

(u)                                 “Fair Market Value” means the market price of a Share and shall be equal to the closing price (or closing bid, if no sales were reported) for a Share of the Company’s Common Stock on such day as quoted by the exchange or over-the-counter market on which the Common Stock is listed (or the exchange or market with the greatest trading volume, if quoted or listed on more than one exchange or market). If there is no closing sale or closing bid price, the closing sales or bid price shall be the price on the last preceding day for which such quotation exists. If the Common Stock is not listed or quoted on an exchange or over-the-counter market, the Committee shall determine the fair market value in good faith.

(v)                                 Whenever possible, the determination of Fair Market Value shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

(w)                               “Fiscal Year” means the Company’s fiscal year.

(x)                                 “Good Reason” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Good Reason), the occurrence of any one or more of the following: (i) a material reduction of Participant’s annual base salary, or (ii) a relocation of Participant’s principal place of employment by more than forty five (45) miles, provided, that, in each case, Participant will not be deemed to have Good Reason unless (i) Participant first provides the Company with written notice of the condition giving rise to Good Reason within sixty (60) days of its initial occurrence, (ii) the Company or the successor company fails to cure such condition within thirty (30) days after receiving such written notice (the “Cure Period”), and (iii) Participant’s resignation based on such Good Reason is effective within thirty (30) days after the expiration of the Cure Period.

(y)                                 “Grant” means any grant of an Award under the Plan.

(z)                                  “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(aa)                          “Net Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company (but will not be available for issuance under this Plan in accordance with Section 5(a)) and not delivered to the Optionee. No fractional Shares will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 14(b) to satisfy applicable tax withholding obligations.

(bb)                          “Non-Employee Director” means a member of the Board who is not an Employee.

(cc)                            “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(dd)                          “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(ee)                            “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Stock Option Agreement.

(ff)                              “Optionee” means an individual, estate or other entity that holds an Option.

(gg)                          “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.

(hh)                          “Participant” means an individual or estate or other entity that holds an Award.

(ii)                                “Performance Goals” means one or more objective performance targets established for a Participant which may be described in terms of Company-wide objectives and/or objectives that are related to the performance of the individual Participant or a Parent, Subsidiary, Affiliate, division, department or function within the Company or entity in which the Participant is employed, and such targets may be applied either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. Any Performance Goals that are included in an Award in order to make such Award qualify as performance-based compensation under any state statute with similar effect to Code Section 162(m), shall be limited to one or more of the following target objectives: (i) return on equity, (ii) earnings per share, (iii) net income, (iv) earnings per share growth, (v) return on invested capital, (vi) return on assets, (vii) economic value added, (viii) earnings before interest and taxes (EBIT), (ix) revenue growth, (x) gross margin return on inventory investment, (xi) fair market value or price of the Company’s shares (including, but not limited to, growth measures and total stockholder return), (xii) operating profit, (xiii) consolidated income from operations, (xiv) cash flow (including, but not limited to, cash flow from operations and free cash flow), (xv) cash flow return on investments (which equals net cash flow divided by total capital), (xvi) internal rate of return, (xvii) net present value, (xviii) costs or expenses, (xix) market share, (xx) guest satisfaction, (xxi) corporate transactions including without limitation mergers, acquisitions, dispositions and/or joint ventures, (xxii) product development, (xxiii) capital expenditures, (xxiv) earnings before interest, taxes, depreciation and amortization (EBITDA), (xxv) earnings before interest, taxes, depreciation, amortization and rent (EBITDAR), and/or (xxvi) revenues.

(jj)                                “Performance Period” means any period of time determined by the Committee in its sole discretion. The Committee may establish different Performance Periods for different Participants and the Committee may establish concurrent or overlapping Performance Periods.

(kk)                          “Prior Equity Plan” means the Company’s 2010 Stock Incentive Plan, as amended, and its predecessor plans.

(ll)                                “Re-Load Option” means a new Option or SAR that is automatically granted to a Participant as result of such Participant’s exercise of an Option or SAR.

(mm)                  “Re-Price” means that, other than as permitted under Section 11(a) (i) the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor definition(s)) or (ii) except in the event of a Change in Control, the Company has exchanged, cancelled, substituted, buys out or surrenders an Option or SAR which has an Exercise Price that is greater than the Fair Market Value for a new Award or for cash.

(nn)                          “Restricted Stock Grant” means Shares awarded under the Plan as provided in Section 9.

(oo)                          “Restricted Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Restricted Stock Grant.

(pp)                          “Retirement” means an Employee’s employment has been terminated for any reason other than for Cause by the Company and the Termination Date occurred on or after the Employee had attained 60 years of age.

(qq)                          “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(rr)                            “SEC” means the Securities and Exchange Commission.

(ss)                              “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(tt)                                “Securities Act” means the Securities Act of 1933, as amended.

(uu)                          “Selected Individual” means an Employee, Consultant, or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.

(vv)                          “Service” means service as an Employee, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. The Committee determines when Service commences and terminates for all purposes with respect to the Plan.

(ww)                      “Share” means one share of Common Stock.

(xx)                          “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in Section 8.

(yy)                          “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(zz)                            “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan and as provided in Section 10.

(aaa)                   “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of Stock Units.

(bbb)                   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.

(ccc)                      “Termination Date” means the date on which a Participant’s Service terminates.

(ddd)                   “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3.                         ADMINISTRATION.

(a)                                 Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Board’s Compensation Committee  shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee in which event all references to the Committee shall refer to the Board whether or not expressly stated herein. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and in such cases all references to the Committee shall refer to the Board whether or not expressly stated herein.

(b)                                 To the extent required, the Committee shall have membership composition which enables (i) grants of Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to be able to qualify as performance-based compensation as provided under any state statute with similar effect to Code Section 162(m).

(c)                                  Authority of the Committee. Notwithstanding any other provision of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable. Such actions shall include without limitation:

(i)                                     determining Selected Individuals who are to receive Awards under the Plan;

(ii)                                  determining the type, number, vesting requirements, Performance Goals (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii)                               correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award agreement;

(iv)                              accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)                                 interpreting the Plan and any Award agreements;

(vi)                              making all other decisions relating to the operation of the Plan; and

(vii)                           adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as appendices.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s (or Board’s) determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s (or Board’s) decisions and determinations will be afforded the maximum deference provided by applicable law. The Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 3(b); provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Non-Employee Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable law.

(d)                                 Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, and of the Board, and any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.                         GENERAL.

(a)                                 General Eligibility. Employees, Consultants, and Non-Employee Directors shall be eligible for designation as Selected Individuals by the Committee.

(b)                                 Incentive Stock Options. Only Selected Individuals who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Selected Individual who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action.

(c)                                  Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d)                                 Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e)                                  Performance Goals. The Committee may, in its discretion, include Performance Goals or other performance objectives in any Award. If Performance Goals are included in Awards to Covered Employees in order to enable such Awards to qualify as performance-based compensation under any state statute with similar effect to Code Section 162(m), then such Awards will be subject to the achievement of such Performance Goals that will be established and administered pursuant to the requirements of such state statute  and as described in this Section 4(e). If an Award is intended to qualify as performance-based compensation under any state statute with similar effect to Code Section 162(m) and to the extent required by such statute, the Committee shall certify in writing the degree to which the Performance Goals have been satisfied before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification.

(f)                                   The Committee may adjust the evaluation of performance under a Performance Goal to remove the effects of certain events including without limitation the following:

(i)                                     asset write-downs or discontinued operations,

(ii)                                  litigation or claim judgments or settlements,

(iii)                               material changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results,

(iv)                              reorganizations or restructuring programs or divestitures or acquisitions,

(v)                                 extraordinary non-recurring items as described in applicable accounting principles and/or items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, and/or

(vi)                              any other items of significant income or expense which are determined to be appropriate adjustments.

For all Awards intended to qualify as performance-based compensation under any state statute with similar effect to Code Section 162(m), such determinations shall be made within the time prescribed by, and otherwise in compliance with, such statute.

Notwithstanding satisfaction of any completion of any Performance Goal, to the extent specified at the time of grant of an Award, the number of Shares, Options, SARs, Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. Awards with Performance Goals or performance objectives (if any) that are granted to Selected Employees who are not Covered Employees or any Awards to Covered Employees which are not intended to qualify as performance-based compensation under any state statute with similar effect to Code Section 162(m) need not comply with the requirements of such statute.

(g)                                 Stockholder Rights. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 11.

(h)                                 Termination of Service. Unless the applicable Award agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR as applicable):

(i)                                     if the Service of a Participant is terminated for Cause, then all Options, SARs, unvested portions of Stock Units and unvested portions of Restricted Stock Grants shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards);

(ii)                                  if the Service of Participant is terminated for any reason other than for Cause, Retirement, death or Disability, then the vested portion of his/her then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards); or

(iii)                               if the Service of a Participant is terminated due to Retirement, death or Disability, the vested portion of his/her then-outstanding Options/SARs may be exercised within twelve months (provided however that such twelve month duration shall instead be thirty-six months if the Participant had completed at least twenty continuous years of Service as of the Termination Date and the Participant’s Service was being terminated due to Retirement) after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards). In the event of a termination of an Employee’s Service due to Disability, an unexercised ISO will be treated as an NSO commencing as of one year and one day after such Termination Date.

To the extent that, during the entire last two weeks prior to the termination of a vested in-the-money Option under clauses (ii) or (iii) above, a sale of Shares underlying such Option would violate Section 16(b) of the Exchange Act or would otherwise be prohibited by Company policy or applicable law or regulations, then such Option shall instead remain exercisable for two weeks after the first business day that all such prohibitions to sale are no longer applicable (subject in all cases to the term of the Option).

(i)                                    Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. Notwithstanding any provision of the Plan to the contrary, in the event that following the Adoption Date the Committee determines that any Award may be subject to Code Section 409A, the Committee may (but is not obligated to), without a Participant’s consent, adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A and thereby avoid the application of any penalty taxes under Code Section 409A. If upon a Participant’s “separation from service” within the meaning of Code Section 409A, he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s death. Any such delayed payments shall be made without interest.

(j)                                    Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

(k)                                 Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The

Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(l)                                    Liability of Company. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

(m)                             Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(n)                                 No Re-Pricing of Options or SARs or Granting of Re-Load Options. Notwithstanding anything to the contrary, (i) outstanding Options or SARs may not be Re-Priced and (ii) Re-Load Options may not be granted, in each case without the approval of Company stockholders.

(o)                                 Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

(p)                                 Dividends/Dividend Equivalents.  For all Awards, no payment of dividends (or dividend equivalents) shall be made with respect to any unvested Awards.  Dividends (and dividend equivalents) shall only be paid to a Participant to the extent that the underlying Award to which the dividends/dividend equivalents are attached becomes vested.  For avoidance of doubt, accrual of dividends (and dividend equivalents) while the underlying Award is unvested and which are payable upon vesting is permitted to the extent provided under this Plan or Award agreement.  Dividend equivalents may not be granted in connection with an Option or SAR.

(q)                                 Director Limit.  Notwithstanding any provision to the contrary in the Plan, the total compensation which any Non-Employee Director may be granted in any one fiscal year for their services on the Board or any committee of the Board, including the grant date fair value of any Awards and cash retainers and other fees paid for services for the same year, shall not exceed $750,000.

SECTION 5.                         SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a)                                 Basic Limitations and Fungible Share Counting. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Section 11, the aggregate number of Shares reserved for issuance under the Plan shall not exceed 4,800,000 Shares plus any Shares which as of the Effective Date are available for issuance under the Prior Equity Plan or are subject to awards under the Prior Equity Plan which are forfeited or lapse unexercised or are settled in cash and which following the Effective Date are not issued under the Prior Equity Plan (“Share Issuance Limit”). Subject to Section 5(b), the number of Shares available for issuance under the Plan shall be reduced: by one (1) Share for each Share issued pursuant to an exercise of an Option or a SAR and by two (2) Shares for each Share issued pursuant to a Restricted Stock Grant or settlement of Stock Units (for avoidance of doubt, two (2) Shares shall again become available for issuance for every Share of a Restricted Stock Grant that is forfeited back to the Company under Section 5(b)). In addition, the following Shares shall count against the Share Issuance Limit and shall count against the Share Issuance Limit to the same extent as if the Shares had been issued: (i) Shares tendered or not issued or delivered as a result of the net settlement of an outstanding Option, (ii) Shares tendered or withheld to pay the withholding taxes related to an outstanding Award, (iii) Shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof; or (iv) Shares repurchased on the open market with the proceeds of an Option’s Exercise Price. The aggregate number of Shares that may be issued in connection with ISOs under the Plan shall not exceed 4,800,000 Shares.

(b)                                 Additional Shares. If Restricted Stock Grants or Prior Equity Plan awards are forfeited, settled in cash, or are terminated for any reason other than being exercised (in whole or in part), then the Shares underlying such Awards shall  become available for issuance under the Plan.   Any Shares that are added to the  Share Issuance Limit pursuant to this Section shall be added as (i) one (1) Share for every one (1) Share subject to an  option or stock appreciation right granted under the Prior Equity Plan and (ii) as two (2) Shares for every one (1) Share subject to  a Restricted Stock Grant or award other than an option or stock appreciation right under the Prior Equity Plan.

(c)                                  Dividend Equivalents. Any dividend equivalents distributed under the Plan in cash shall not be applied against the number of Shares available for Awards.

(d)                                 Share Limits. For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Covered Employees, then the limits specified below in this Section 5(d) shall be applicable to Awards issued under the Plan that are intended to qualify as performance-based compensation under any state statute with similar effect to Code Section 162(m).

(i)                                     Limits on Options and SARs. No Selected Employee shall receive Options to purchase Shares or Awards of SARs during any Fiscal Year that in the aggregate cover in excess of 300,000 Shares.

(ii)                                  Limits on Restricted Stock Grants and Stock Units. No Selected Employee shall receive Restricted Stock Grants or Stock Units during any Fiscal Year that in the aggregate cover in excess of 150,000 Shares.

(iii)                               Increased Limits for First Year of Employment or Change in Status. The numerical limits expressed in the foregoing subparts (i) and (ii) shall in each case be multiplied by two with respect to Awards granted to a Selected Employee during the Fiscal Year of (1) the Selected Employee’s commencement of employment with the

Company or (2) the Selected Employee’s promotion to be the Company’s Chief Executive Officer or (3) when a Selected Employee first becomes a Covered Employee.

(e)                                  Award Vesting Limitations. The Award agreement that evidences an Award granted pursuant to the Plan shall provide that such Award (or any portion thereof) shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that: (i) Awards that result in the issuance of an aggregate of up to 5% of the shares available for issuance under Section 5(a) as of the Effective Date may be granted to any one or more Participants without respect to such minimum vesting requirement; and (ii) Awards to non-employee directors may vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than 50 weeks after grant).

SECTION 6.                         TERMS AND CONDITIONS OF OPTIONS.

(a)                                 Stock Option Agreement. The Company shall give notice of the Determination to issue an Option to each Selected Individual as soon as reasonably practicable, but in no event shall such notice be given more than thirty days after the Date of Grant. Each Grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.

(b)                                 Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for adjustment of such number in accordance with Section 11.

(c)                                  Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall be at least 100% of the Fair Market Value (110% for ISO Grants to 10-Percent Shareholders) on the Date of Grant.

(d)                                 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the Date of Grant (and may be for a shorter period of time than ten years). No Option can be exercised after the expiration date specified in the applicable Stock Option Agreement. Notwithstanding Section 5(e), a Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or termination of Service. Notwithstanding the previous sentence, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.

(e)                                  Modifications or Assumption of Options. Within the limitations of the Plan and subject in all cases to the requirements of Section 4(m), the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

(f)                                   Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. Except as provided in Sections 4(c) or 14, or in a Stock Option Agreement, or as required by applicable law, an Option awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 6(f) shall be void. However, this Section 6(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of vested Options by will.  In no event may an Option be transferred to a third-party financial institution for value.

SECTION 7.                         PAYMENT FOR OPTION SHARES.

(a)                                 General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased by the Optionee, except as follows in this Section 7 and if so provided for in an applicable Stock Option Agreement:

(i)                                     In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii)                                  In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

(b)                                 Surrender of Stock. To the extent that the Committee makes this Section 7(b) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c)                                  Cashless Exercise. To the extent that the Committee makes this Section 7(c) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d)                                 Net Exercise. To the extent that the Committee makes this Section 7(d) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Net Exercise.

(e)                                  Other Forms of Payment. To the extent that the Committee makes this Section 7(e) applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8.                         TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)                                 SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.

(b)                                 Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 11.

(c)                                  Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the Date of Grant.

(d)                                 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the Date of Grant (and may be for a shorter period of time than ten years). No SAR can be exercised after the expiration date specified in the applicable SAR Agreement. Notwithstanding Section 5(e), a SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other termination of Service and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO.

(e)                                  Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f)                                   Modification or Assumption of SARs. Within the limitations of the Plan and subject in all cases to the requirements of Section 4(m), the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.

(g)                                 Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. Except as provided in Sections 4(c) or 14, or in a SAR Agreement, or as required by applicable law, a SAR awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(g) shall be void. However, this Section 8(g) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of vested SARs by will. In no event may a SAR be transferred to a third-party financial institution for value.

SECTION 9.                         TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS.

(a)                                 Restricted Stock Grant Agreement. Each Restricted Stock Grant awarded under the Plan shall be evidenced by a Restricted Stock Grant Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the Restricted Stock Grant Agreements entered into under the Plan need not be identical.

(b)                                 Number of Shares and Payment. Each Restricted Stock Grant Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 11. Restricted Stock Grants may be issued with or without cash consideration under the Plan.

(c)                                  Vesting Conditions. Each Restricted Stock Grant must be subject to vesting which shall occur, subject to Section 5(e), in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Grant Agreement. Notwithstanding Section 5(e), a Restricted Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other termination of Service.

(d)                                 Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. However, in accordance with Section 4(o), any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(e)                                  Modification or Assumption of Restricted Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.

(f)                                   Assignment or Transfer of Restricted Stock Grants. Except as provided in Sections 4(c) or 14, or in a Restricted Stock Grant Agreement, or as required by applicable law, a Restricted Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(f) shall be void. However, this Section 9(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Restricted Stock Grant Awards by will or pursuant to Section 4(d).  In no event may a Restricted Stock Grant be transferred to a third-party financial institution for value.

SECTION 10.                  TERMS AND CONDITIONS OF STOCK UNITS.

(a)                                 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b)                                 Number of Shares and Payment. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 11. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)                                  Vesting Conditions. Each Award of Stock Units must be subject to vesting which shall occur, subject to Section 5(e), in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Notwithstanding Section 5(e), a Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other termination of Service.

(d)                                 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. In accordance with Section 4(o), prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units shall be subject to the same vesting conditions and restrictions as the Stock Units to which they attach.

(e)                                  Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.

(f)                                   Assignment or Transfer of Stock Units. Except as provided in Sections 4(c) or 14, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(f) shall be void. However, this Section 10(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Stock Units pursuant to Section 4(d).  In no event may a Stock Unit be transferred to a third-party financial institution for value.

(g)                                 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Unit Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(h)                                 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11.                  ADJUSTMENTS.

(a)                                 Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall, subject in all cases to the requirements of Section 4(m), make equitable and proportionate adjustments to:

(i)                                     the maximum aggregate number of Shares enumerated in the Grant limits specified in Section 5(a) including the Share Issuance Limit and ISO limit;

(ii)                                  the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;

(iii)                               the limits on Awards issued under the Plan that are intended to qualify as performance-based compensation under any state statute with similar effect to Code Section 162(m), under Section 5(d);

(iv)                              the number and kind of securities covered by each outstanding Award;

(v)                                 the Exercise Price under each outstanding SAR and Option; and

(vi)                              the number and kind of outstanding securities issued under the Plan.

(b)                                 Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)                                  Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12.                  EFFECT OF A CHANGE IN CONTROL.

(a)                                 Notwithstanding any other provision of the Plan, and unless otherwise provided in an Award agreement or other agreement with the Company, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then immediately prior to the Change in Control such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction, provided that, to the extent the vesting of any such Award is subject to the satisfaction of specified performance goals, such Award shall vest at the greater of (i) the target level of performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the Change in Control, or (ii) the actual performance level as of the date of the Change in Control (as determined by the Committee) with respect to all open performance periods (and the vesting pursuant to this clause (ii) shall constitute “full vesting” for purposes of this Section 12(a)).

(b)                                 Subject to this Section 12(a), upon a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate as of the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the

Committee, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12(a) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.  In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Participant incurs a termination of Service without Cause or for Good Reason upon or within twelve (12) months following the Change in Control, then such Participant shall be fully vested in such continued, assumed or substituted Award.

SECTION 13.                  LIMITATIONS ON RIGHTS.

(a)                                 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, Consultant, or Non-Employee Director or to receive any other Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b)                                 Regulatory Requirements. This Plan shall comply with all legal requirements for proper disclosure and accounting and shall provide appropriate documentation for proper disclosure and accounting. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c)                                  Dissolution. To the extent not previously exercised or settled, Options, SARs, Stock Units and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company.

(d)                                 Clawback Policy. The Committee may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies (including without limitation the Company’s Policy on Reimbursement of Incentive Payments) (each, a “Clawback Policy”) and/or applicable law, in each case with respect to the Clawback Policy that was in effect as of the Date of Grant for a particular Award or as otherwise required by applicable law. In addition, the Committee may require that a Participant repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

SECTION 14.                  TAXES.

(a)                                 General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award.

The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)                                 Share Withholding. The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding or income tax obligations (up to the maximum amount permitted by applicable law and/or as limited by the Committee to avoid liability-classification of the Award (or other adverse accounting treatment) under applicable financial accounting rules) related to an Award through a sale of Shares underlying the Award or, in the case of Options or SARs, through Net Exercise or Cashless Exercise.

SECTION 15.                  EFFECTIVENESS AND AMENDMENTS.

(a)                                 Effectiveness of the Plan. The Plan, as set forth herein, is conditioned upon and subject to the approval of the Company’s stockholders within twelve (12) months after the Adoption Date. Notwithstanding anything herein to the contrary, in no event may any ISO be granted under the Plan after the tenth (10th) anniversary of the Adoption Date.  This Plan will not in any way affect outstanding Awards that were issued under the Prior Equity Plan or other Company equity compensation plans. No further awards may be granted under the Prior Equity Plan.

(b)                                 Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason subject to obtaining stockholder approval as required under this Plan or applicable law. No Awards shall be granted under the Plan after the Plan’s termination. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award. In the event of any conflict in terms between the Plan and any Award agreement, the terms of the Plan shall prevail and govern.

SECTION 16.                  EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

THE CHEESECAKE FACTORY INCORPORATED

By:	/s/ Scarlett May

Title:	Executive Vice President, General Counsel & Secretary